UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Parametric Sound Corporation
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Filed by: Parametric Sound Corporation

Pursuant to Rule 14a-6 under the

Securities Exchange Act of 1934

Subject Company: Parametric Sound Corporation

Commission File No.: 000-54020

The following power point presentation was posted to the Parametric Sound Corporation (Parametric) website on December 10, 2013 in connection with the joint presentation by Parametric and Turtle Beach at the Wedbush 14th Annual California Dreamin’ Consumer Conference previously announced by press release dated December 4, 2013. These materials are related to the Agreement and Plan of Merger dated August 5, 2013, among Parametric, VTB Holdings, Inc. (Turtle Beach) and Paris Acquisition Corp.

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INVESTOR PRESENTATION DECEMBER 2013

Cautionary Note on Forward - Looking Statements This presentation includes “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements include, for example, statements regarding benefits of the proposed merger, integration plans, expected synergies and anticipated future financial and operating performance and results, including estimates for growth . There are a number of risks and uncertainties that could cause actual results to differ materially from the forward - looking statements made herein . A discussion of some of these risks and uncertainties is contained or referred to in the definitive proxy statement filed with the SEC by Parametric Sound Corporation on December 3 , 2013 in the section entitled “Risk Factors” and elsewhere . Additional factors that could cause Parametric Sound Corporation’s results to differ materially from those described in the forward - looking statements can be found in its Annual Report on Form 10 - K for the fiscal year ended September 30 , 2013 filed with the SEC and available on the SEC’s website, www . sec . gov . Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation . Neither Parametric Sound Corporation nor Voyetra Turtle Beach undertakes any obligation to publicly release any revision to its forward - looking statements to reflect events or circumstances after the date of this presentation, except as required by law . 1 This material is not a substitute for the definitive proxy statement that Parametric Sound Corporation filed with the Securities and Exchange Commission on December 3 , 2013 , nor the definitive version of the proxy statement mailed to security holders in connection with the proposed merger . WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Voyetra Turtle Beach, Parametric Sound Corporation and the proposed merger . Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC's website, www . sec . gov . Free copies of the proxy statement and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention : Investor Relations, telephone : (888) 477 - 2150 . The directors and executive officers of Parametric Sound Corporation and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction . Information regarding Parametric Sound Corporation’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Parametric Sound Corporation on December 3 , 2013 . Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained the definitive proxy statement (including any amendments or supplements) . Additional Information

2 • Disruptive audio technology breakthrough • 26 issued, 31 pending patents • Consumer, health care & commercial applications • Just starting product commercialization • Largely R&D focused • Highly profitable with ~$200 million in net revenue • 50% revenue CAGR from 2010 - 2012 • Market leader in gaming headsets • Over 35 years audio technology commercialization • Broad global distribution and strong retail relationships An audio innovation company with deep audio technology expertise and relevant experience developing and commercializing audio technologies across a range of large addressable markets Parametric Sound Merger with Turtle Beach +

Our Growth Aspiration and Gameplan


Today
~$200 million
in net revenue
2014
2015
2016-2017
5 Year Goal
$1 billion
in net revenue

Target Growth Drivers

2014
- Console gaming industry rebound post Xbox One and PS4 launches
- Continued international expansion in headsets
- Gains in media headsets and PC gaming categories
- Accelerated ramp of HyperSound® commercial applications

2015
- Continued growth in gaming headsets
- Launch HyperSound® health care business
- Continued expansion in media headset category
- Continued expansion in HyperSound® commercial applications

2016-2017
- Continued growth in media and gaming headsets
- Expansion of HyperSound® health care and commercial businesses
- Launch HyperSound® consumer products
- 1 to 2 newly identified tech-driven audio segments

TURTLE BEACH PARAMETRIC SOUND™ CORPORATION

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Exceptional and Seasoned Executive Team

Current Turtle Beach Management

Juergen Stark
Chief Executive Officer, President
- Chief Executive Officer of Voyetra Turtle Beach since 2012
- Former COO of Motorola's mobile device business
- Over eight years in senior management positions with Motorola
- Former CEO and co-founder of Centerpost Corporation

John Hanson
Chief Financial Officer, Treasurer & Secretary
- Former CFO at Dialogic, Inc., a mobile telecommunications network appliance and software business
- 3 years as CFO for OneCommunications Corp
- Previous experience as CFO for Worldport Communications, Millenium Rail and Wace USA

Richard Kulavik Chief Technology Officer	**Dominick Pagnozzi** SVP of Global Market Strategy & Development
Bob Picunko Chief Marketing Officer	**Robert Andris** SVP, Global Supply Chain & Operations
Jim Adams SVP of Global Sales	**Jeff Goldstein** Vice President of Product & Strategy

Legacy Parametric Sound Management

Elwood "Woody" Norris
Founder, Director, President & Chief Scientist
- Original inventor of HyperSound® technology and awarded the $500,000 Lemelson-MIT Prize for revolutionizing acoustics
- Has been inventing for more than 30 years with a record of successful inventions

Todd Savitt
Vice President of Sales & Marketing

TURTLE BEACH
PARAMETRIC SOUND™ CORPORATION

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5 Turtle Beach ▪ #1 gaming headset position with 53% U.S. dollar market share and large, loyal installed consumer base ▪ 65% brand rating among console gamers and 77% among 18 – 24 year olds who are familiar with Turtle Beach ▪ 27,000 storefronts in 44 countries ▪ Economical and effective supply chain ▪ 2x net revenue increase from 2010 – 2012 ▪ Strong profitability with over 20% EBITDA margin in 2012 Audio Product Company

Over 35 Years of Audio Technology Innovation, Development and Commercialization 6 1975 – 2004: Synthesizers & PC Audio 2005 – Today x x x x x 1981 8 Synthesizer 1983 Sequencer Plus 1991 First 16 - bit PC Sound Card 1991 First multi - track PC recording app 1997 First PCI Sound Card 2000 Internet Audio Receiver 2005 X - 51 First Gaming Headset 2007 X3 First Wireless Gaming Headset 2008 X4 First Dolby Surround Headset 2010 DSS Dolby Processor 2013 PX5 + XP500 First Wireless Programmable Headsets 2013 iSeries First purpose - built for Mac OS and iOS First DTS Surround Sound Headphones Tomorrow 2013 XO Seven + XO Four

Industry Leading Brand 7 ▪ Positive brand rating among Xbox 360 and PlayStation 3 console gamers ▪ +7 points to 65% in 2013 ▪ 77% among 18 - 24 year - olds 53.2% 12.6% 11.5% 5.4% 5.2% 12.1% Turtle Beach Sony Microsoft Mad Catz PDP - Pelican Other 2012 U.S. Gaming Headset Dollar Market Share Strong Brand Awareness ▪ 9 of the top 10 best selling third - party gaming headsets in 2012 in U.S. dollar share ▪ The top five best - selling third - party gaming headsets in the U.S. since 2005 in U.S dollar share Market - Leading Products Source: The NPD Group, Inc., January 2013; July 2013 Turtle Beach Brand Awareness and Sentiment Study by The NPD Group, Inc Note: Microsoft and Sony market shares include chat mic that comes standard with games

Diverse Product Line 8 Xbox PlayStation Nintendo PC Media Product offering Price point $24 - $299 $24 - $299 $29 - $199 $29 - $279 $299 - $399 2015E global installed base 87 million 88 million 97 million 312 million 1,756 million Source: Installed base in consoles per IDG report; PC installed base per IDC Worldwide PC Update represented by annual w orldwide PC shipments; media installed base represented by annual units shipped of smartphones and tablets, combined 2012 global installed base 61 million 55 million 87 million 349 million 868 million

Broad Global Retail Distribution 9 Exceptional Retail Relationships Asia Latin America U.S. Canada U.K. & Europe Bravo Award Innovation Award Platinum Vendor Overview ▪ 27,000 storefronts globally ▪ Available in 44 countries ▪ Over 200,000 points of distribution ▪ Over 16,000 POS displays TurtleBeach.com

10 Parametric Sound ▪ Initial stages of product commercialization with 7 successfully tested concepts to date ▪ Significant IP protection ▪ 24 U.S. and 2 foreign patents issued ▪ 31 U.S. patents pending and more filings in process ▪ Multiple corresponding foreign filings pending and in process ▪ Diverse consumer, healthcare and commercial applications ▪ Strong R&D focus Pioneer in disruptive HyperSound® audio technology

New Sound Delivery Mechanism - Thin panels generate ultrasound beam - Audio is injected into the ultrasound beam - Sound is created in the air along the beam (only) - Fundamentally different approach to audio Multiple, Unique Benefits - Highly controlled placement of sound - Full 3D surround sound with 2 emitters (vs. 5 or 7) - Significant listening benefits for hearing impaired 11 HyperSound®

PARAMETRIC SOUND CORPORATION

HyperSound® - Key Areas of Innovation

Three distinct areas of innovation have led to the **first-ever truly usable HyperSound® based audio system** and **a protected portfolio of 26 patents**

HyperSound® Process

Audio In → 1 **Digital Signal Processing** → 2 **Transduction & Amplification** → 3 **Emitters** → HyperSound® Out

	Digital Signal Processing	Transduction & Amplification	Emitters
Innovations	▪ Proprietary pre-processing of audio signal (EQ, compression, limiters) ▪ Proprietary post-processing of combined signal (Hilbert, recursion)	▪ Invention and use of transductor ▪ Unique amplification circuitry	▪ Invention to break size barrier for thin film ▪ Unique innovation in back-plate configuration
Benefits	✓ Lower distortion ✓ Improved audio performance ✓ Improved frequency response ✓ Exceptional transient response	✓ Low voltage cables ✓ Lower power consumption	✓ Lower cost ✓ Improved audio output & performance ✓ Smaller size

TURTLE BEACH
PARAMETRIC SOUND CORPORATION
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Large Addressable Markets

Retail / Kiosks

- Over **700** kiosk design- build firms in the U.S.
- **$5-$6 billion** digital signage market[1]
- **3 million** interactive kiosks expected by 2016[1]

Gaming Consoles/Computers

- Global video game market to expand to **$83 billion** in 2016[2]
- **350 million** PCs sold each year[3]
- **244 million** game consoles sold in 2012[5]
- Over **310 million** personal computers are in use in the U.S. and over **1.6 billion** globally

Health Care

- Over **48 million** Americans suffer from hearing loss – **360 million** or more worldwide living with disabling hearing loss[8]
- The global wholesale hearing aid market is **$4 billion** with 10-11 million units sold annually
- Experiencing **2-4%** annual unit growth driven by demographic development

Home Theater Systems

- **237 million** TVs sold in 2012[4]
- Flat panel TV shipments are expected to grow to over **289 million** in 2015
- Global 4K TV shipments are expected to grow to **780,000** in 2013 and **22 million** units in 2017

Banking

- **97,337** U.S. bank branches[9]
- Bank branches are used more than any other touch point **(85%)**[3]

Slot Machines

- Over **4 million** casino slot machines[1]

Tablets

- **185 million** tablets expected to be sold in 2015[6]

[1] See Parametric Annual Report on Form 10-K for Sept 30, 2012 for data citation and additional market information
[2] Price Waterhouse Coopers report
[3] Published HIS iSuppli Research
[4] Published NPD DisplaySearch
[5] Per manufacturer reported data
[6] Per Computer Industry Almanac report
[7] Per November 2011 issue of Archives of Internal Medicine
[8] World Health Organization estimate
[9] SNL Financial
[10] November 2012 study from the Federal Reserve Board

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Significant Growth Opportunities for the Combined Company 14 ▪ Grow gaming headset segment ▪ Develop and expand media headsets Develop HyperSound® products: ▪ Commercial applications ▪ Health care applications ▪ Consumer applications ▪ Licensing opportunities 1 2 3

15 0 5 10 15 20 25 30 2012 2013E 2014E 2015E Xbox One Xbox 360 PS4 PS3 Projected Global Units Sold (millions) ▪ Installed base of current - gen Xbox 360 and PS3 consoles of over 129 million worldwide ▪ Microsoft predicts it will eventually sell 100 million Xbox 360s ▪ Only 22% of US Xbox 360 and PS3 owners currently use a headset ▪ Analysts forecast 21 million PS4 and Xbox One sales through 2014 and 40 million through 2015 Large and Growing Installed Base of Consoles Grow Gaming Headset Segment 1 Source: PCGA Pinnacle Report, PC Gaming Alliance, The NPD Group, Inc., Installed base and projected global units sold per IDG report November 2013 0 50 100 150 200 2012 2013E 2014E 2015E Xbox One Xbox 360 PS4 PS3 Projected Installed Base (millions) ▪ Leverage position as 1 of 2 companies currently licensed to produce and sell Xbox One headsets ▪ Launch 3 new Xbox One headsets in Q1 ▪ Drive sales of current and new PlayStation 4 models ▪ Continue to increase points of distribution and retail sales displays globally 2014 Growth Plans

16 ▪ Launched November 15 ▪ Over 1 million units sold in first 24 hours ▪ Over 2.1 million units sold in 32 countries by December 1 PlayStation 4 Update on Recent Console Launches 1 “It’s an impressive and record - setting accomplishment for our company and for our industry… The best part: the PS4 journey has just begun ” -- Andrew House, President and Group CEO Sony Computer Entertainment “When I talked to our friends at both Sony and Microsoft , and I'm trying to get some indications in the numbers that are going to be available for sale by the end of our fiscal year on March 31 and I aggregate them, I think I can squint and see 10 million units combined, very easily ” -- Peter Moore, Chief Operating Officer, Electronic Arts “ Demand is far exceeding supply in the 13 countries we've launched and we are sold out at retailers around the world ” -- Yusuf Mehdi , Xbox Vice President Strategy and Marketing ▪ Launched November 22 ▪ Over 1 million units sold in first 24 hours ▪ Limited Xbox introduction to 13 countries , from 21 initially planned, to make sure larger markets had sufficient supplies ▪ Xbox 360 has maintained strong sales since the release, particularly on Black Friday Xbox One

2 Develop and Expand Media Headsets



i60
Wi-Fi Desktop System
US MSRP: \$399^{95}



i30
Bluetooth Headset
US MSRP: \$299^{95}

- Media headsets are a **new category** that spans music, movies and gaming
- **Available** in Apple Stores worldwide
- **MFi certified** by Apple® to work with iPod®, iPad® and iPhone® devices
- **$7 billion** current global market size

*"…These cans have **literally forever changed the way I listen to music**. I feel like I've been cheated when it comes to music; like I have to **re-listen to every song I've ever heard to catch the audio that I didn't hear until I experienced it with the i60. The headset is phenomenal.**"*

i60 Headset Review, October 2013, 2d-x.com

TURTLE BEACH PARAMETRIC SOUND CORPORATION

Source: Futuresource Consulting

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3 Develop HyperSound® Products

Application	Strategy	Status / Plan
Commercial	Utilize HyperSound® Localized Audio to Create Specific Areas of High Fidelity Surround Sound	▪ 1st-gen product done and selling ▪ Multiple commercial accounts in pilot and projects being launched ➢ Continue product improvement and add new SKUs ➢ Broaden product line, ramp sales and distribution efforts
Health Care	Leverage the Significant Hearing Improvement from HyperSound® to Create Living Room Audio Add-on for Hearing Impaired	▪ Efficacy of solution proven in multiple tests ▪ FDA trials complete and application in process ➢ Continue product development ➢ Staff team to begin driving business
Consumer	Utilize the 3D Nature of HyperSound® to Create Full Surround Sound Experience With Two Emitters	▪ Initial consumer testing done with positive results ▪ Preliminary product in concept stage ➢ Initiate more formal product development in late 2014
Licensing	Leverage Broad Applications of HyperSound® into External, Licensed Products	▪ Several discussions in process ➢ Prioritize sectors/opportunities ➢ Staff small team to drive/pursue

TURTLE BEACH PARAMETRIC SOUND™ CORPORATION

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Overview of Turtle Beach Financials 19 $92 $166 $207 $202 2010A 2011A 2012A LTM 9/30/13 Turtle Beach Net Revenue ($ millions) Overall Business Trends ▪ Rapid growth as console sales and on - line gaming have expanded ▪ Company also expanded and continues to expand internationally ▪ New console transition in November created overall downturn for the industry in 2013 ▪ Ahead of new console roll - out, company completed multiple initiatives to prepare: ▪ Aggressively sold refurbished inventory ▪ Reduced SKU's ▪ Reduced products to position for new consoles ▪ The new console roll - outs are expected to drive significant growth in the industry over the next 18 - 24 months ▪ The new consoles are expected to rebalance demand back to more fully featured gaming headsets that carry higher price points

45.0% 41.9% 35.9% 31.5% 2010A 2011A 2012A LTM 9/30/13 Overview of Turtle Beach Financials 20 Turtle Beach Gross Profit Overall Business Trends ▪ Natural decline in gross profit percent as company introduces products across all price points ▪ The majority of the LTM 2013 gross profit percent decline driven by one - time events: ▪ Higher refurbished product sales delivering a net negative gross profit ▪ Inventory reduction initiatives completed in first half of 2013 ▪ Deferral of inter - company profit on sales to TB EU that will be recovered in Q4 2013 and Q1 2014 ▪ Higher freight and product certification costs

Overview of Turtle Beach Financials 21 Turtle Beach Adjusted EBITDA ($ millions) Turtle Beach Net Income ($ millions) $33 $52 $47 $27 2010A 2011A 2012A LTM 9/30/13 Adjusted EBITDA margin %: 36% 31% 23% 13% $10 $22 $26 $10 2010A 2011A 2012A LTM 9/30/13 Overall Business Trends ▪ Highly profitable business delivering Adjusted EBITDA margins above many CE companies ▪ Staff and infrastructure increase in 2013 is a "catch - up" from rapid growth (2010 - 2012) years ▪ Adjusted EBITDA (LTM 2013) decline primarily due to: ▪ Gross profit decline covered on previous page ▪ Operating expense increase associated with beneficial acquisition of UK distributor ▪ Marketing expenses will be approximately 15% higher than 2012 due to roll - out of i30 and i60 media headsets ▪ Marketing expenses more front loaded in 2013 than 2012 ▪ Net income for 2013 includes approximately $2.3 million in expenses associated with the Parametric Sound merger

Turtle Beach Adjusted EBITDA – Reconciliation of Non - GAAP Financial Measure 22 ($K) FY2010 FY2011 FY2012 LTM ended 9/30/2013 Net Income (Loss) $10,122 $21,554 $26,460 $10,126 Interest Expense, net 581 2,932 4,738 6,445 Depreciation and Amortization 240 700 2,606 5,242 Stock Based Compensation - 3,749 985 2,502 (Provision), Benefit for Income Taxes 7,584 13,782 14,008 1,865 Business Transaction Costs 14,433 9,375 342 2,629 Gain on Bargain Purchase - - (2,303) (2,303) Adjusted EBITDA $32,960 $52,092 $ 46,836 $26,507 Def Proxy PDF 118

Pro Forma Financials (GAAP Basis) 23 Select Income Statement Items ($K) Unaudited Combined Pro Forma Period 12 mo ended 9/30/2013 Net Revenue $202,952 Gross Profit $63,321 Operating Income (Loss) $11,657 Other Expense, net $(4,409) Provision for Income Taxes $2,948 Net Income (Loss) $4,300

Pro Forma Capitalization 24 Select Balance Sheet Items ($K) Unaudited Combined Pro F orma as of Sept 30, 2013 Cash & Cash Equivalents $11,740 Revolver 30,186 Term Loan 23,750 Subordinated Loan 10,000 Series B Redeemable Preferred Stock 13,448 Capitalized Leases 132 Total Debt $ 77,516 Shareholder Equity 81,736 Total Capitalization $ 159,252 Def Proxy PDF 91 Commentary Term Loan ▪ Amortizing $15.0 million per year Revolver ▪ Outstanding loan balance builds over the year ahead of Holiday season ▪ Loan balance historically declines to zero for 30 days in first quarter of year ▪ Amended loan agreement requires revolver to decline to a maximum of $16.5 million for 30 days in Q1 2014 and Q1 2015 Subordinated Debt ▪ PIK interest at 10% for first year rising to 20% thereafter Series B Preferred ▪ Mandatorily redeemable on September 28, 2030 or upon a liquidation event

25 • Disruptive audio technology breakthrough

• 26 issued, 31 pending patents • Consumer, health care & commercial applications • Just starting product commercialization • Largely R&D focused • Highly profitable with ~$200 million in net revenue • 50% revenue CAGR from 2010 - 2012 • Market leader in gaming headsets • Over 35 years audio technology commercialization • Broad global distribution and strong retail relationships An audio innovation company with deep audio technology expertise and relevant experience developing and commercializing audio technologies across a range of large addressable markets Parametric Sound Merger with Turtle Beach +